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                                                                      EXHIBIT 11

                               GLASSMASTER COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                     For the two years ended August 31, 1999
                    (Thousands except for per share figures)

                                                                     1999        1998
                                                                    -------      ------
Primary:
  Income (Loss) from Continuing Operations                          $  (996)     $  119
  Income (Loss) from Discontinued Operations                              0           0
                                                                    -------      ------
  Net Income(Loss)                                                  $  (996)     $  119
                                                                    =======      ======
Basic:
  Average Shares Outstanding                                          1,629       1,626

  Per Share Amounts:
          Continuing Operations                                     $  (.61)     $  .07
          Discontinued Operations                                         0           0
                                                                    -------      ------
          Net Income (Loss)                                         $  (.61)     $  .07
Diluted:
  Average Shares Outstanding                                          1,629       1,626
  Net effect of dilutive stock options under the treasury stock
   method using the average market price                                  0           0
                                                                    -------      ------
      Total                                                           1,629       1,626

  Per Share Amounts:
          Continuing Operations                                     $  (.61)     $  .07
          Discontinued Operations                                         0           0
                                                                    -------      ------
          Net Income (Loss)                                         $  (.61)     $  .07